EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Bow Valley Ventures, Inc. of our report dated August 6, 2007, relating to financial statements as of May 31, 2007 and for the period from the date of inception (December 20, 2006) through May 31, 2007.

/s/Madsen & Associates CPAs, Inc. Salt Lake City, Utah